First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data
Exhibit 99.1

                                                  2001                                   2000                                1999
                                    ------------------------------ -----------------------------------------------------  ---------
                                                                     As of                                                 As of
                                      As of     Second    First    December  Fourth     Third      Second      First      December
                                     June 30,   Quarter   Quarter     31,    Quarter    Quarter    Quarter     Quarter       31,
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                        $2,656,056 2,656,056 2,650,604 2,624,686 2,624,686  2,040,956  1,800,863   1,778,469  1,711,712
Total interest-earning assets       $2,377,829 2,377,829 2,398,077 2,370,613 2,370,613  1,882,330  1,677,146   1,657,272  1,611,313
Federal funds sold                  $   22,400    22,400    52,570    10,900    10,900         --     24,400          --     17,500
Securities, at amortized cost       $  509,930   509,930   490,018   501,274   501,274    488,563    489,569     553,433    578,546
Loans:
    Real estate loans:
      One-to four-family            $1,048,366 1,048,366 1,067,925 1,089,607 1,089,607    805,569    690,811     673,913    609,742
      Home equity                   $  107,602   107,602   104,527   104,254   104,254     45,633     34,220      32,285     22,499
      Multi-family                  $  114,558   114,558   112,328   111,668   111,668     87,970     79,372      77,738     74,652
      Commercial real-estate        $  236,043   236,043   225,393   217,759   217,759    191,137    158,156     131,112    120,758
      Construction                  $   50,564    50,564    36,948    35,059    35,059     32,655     24,908      28,794     28,413
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
        Total real estate loans     $1,557,133 1,557,133 1,547,121 1,558,347 1,558,347  1,162,964    987,467     943,842    856,064
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------

    Consumer loans:
      Mobile home                   $   23,390    23,390    22,705    22,987    22,987     23,457     24,351      25,337     25,957
      Recreational vehicle          $   26,969    26,969    28,912    31,246    31,246     32,657     26,837      24,765     23,389
      Automobile                    $   76,620    76,620    74,025    71,044    71,044     66,374     32,472      25,476     24,289
      Personal                      $   35,479    35,479    35,646    38,024    38,024     21,689     15,230      15,349     15,771
      Home improvement              $    8,627     8,627     9,216     8,973     8,973      7,484      7,925       7,885      7,983
      Guaranteed student            $   15,303    15,303    16,408    14,242    14,242     14,283     14,041      14,483     12,564
      Other consumer                $      890       890       851     1,613     1,613        995        665         332        280
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
        Total consumer loans        $  187,278   187,278   187,763   188,129   188,129    166,939    121,521     113,627    110,233
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------

    Commercial business loans       $  108,234   108,234    96,358    93,730    93,730     46,794     33,013      26,237     24,301
Net deferred costs and discounts         1,352     1,352     1,161       714       714      1,885      2,938       3,231      4,892
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
        Total loans                 $1,853,997 1,853,997 1,832,403 1,840,920 1,840,920  1,378,582  1,144,939   1,086,937    995,490
Goodwill, net                       $   83,595    83,595    84,968    84,955    84,955     44,316     27,917      17,744     13,450
Memo items:
    Total loans originated          $  230,433   150,678    79,755   419,501   106,745    124,817    116,358      71,581    372,131
    Total loans serviced for others    215,240   215,240   201,135   190,101   190,101    153,078    144,891     138,463    124,578

Total interest-bearing
     liabilities                    $2,264,325 2,264,325 2,267,260 2,249,683 2,249,683  1,705,311  1,498,546   1,476,730  1,413,798

Deposits:
    Interest-bearing deposits       $1,860,153 1,860,153 1,843,602 1,820,116 1,820,116  1,373,382  1,185,855   1,162,211  1,078,153
    Noninterest-bearing deposits        95,231    95,231    87,638    86,235    86,235     53,922     37,471      38,438     35,149
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
      Total deposits                $1,955,384 1,955,384 1,931,240 1,906,351 1,906,351  1,427,304  1,223,326   1,200,649  1,113,302

Short-term borrowings               $   89,654    89,654    99,838   121,803   121,803     55,478     75,180      74,588     90,005
Long-term borrowings                $  314,518   314,518   323,820   307,764   307,764    276,451    237,510     239,931    245,640
Stockholders' equity                $  252,157   252,157   248,985   244,540   244,540    236,021    228,995     229,947    232,616
Tangible equity (5)                 $  168,562   168,562   164,017   159,585   159,585    191,705    201,078     212,203    219,166
Fair value adjustment included in
    stockholders' equity            $    1,849     1,849     1,962       336       336     (5,064)    (8,844)     (8,300)    (8,893)
Common shares outstanding:              24,732    24,732    24,680    24,667    24,667     24,638     24,654      25,014     25,658




















                                                  2001                                   2000                               1999
                                   ------------------------------ -----------------------------------------------------  ----------
                                      Year-to                       Year-to                                                Year-to
                                       Date     Second    First      Date    Fourth     Third      Second      First        Date
                                      June 30,  Quarter   Quarter   Dec. 31, Quarter    Quarter    Quarter     Quarter     Dec. 31,
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (4)
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                        $2,641,120 2,653,536 2,628,566 1,992,032 2,417,528  2,044,237  1,786,630   1,714,486  1,627,049
Total interest-earning assets       $2,393,125 2,404,458 2,381,610 1,846,782 2,207,806  1,893,411  1,669,930   1,611,639  1,526,358
Federal funds sold                  $   29,366    36,598    21,885    12,312     5,941      9,930     20,866      12,587     21,804
Securities, at amortized cost       $  502,819   503,638   501,993   521,354   493,462    511,437    515,954     564,979    614,174
Loans(1)                            $1,838,883 1,841,032 1,836,824 1,292,112 1,686,912  1,350,402  1,114,528   1,011,695    869,910
Goodwill, net                       $   84,648    84,382    84,917    40,122    70,637     44,749     26,227      18,488     13,768
Interest-bearing liabilities:
    Savings accounts                $  412,887   413,549   412,219   338,475   390,321    354,858    311,953     296,016    302,583
    Interest-bearing checking       $  540,610   544,588   537,869   411,778   492,422    425,986    378,951     348,709    306,628
    Certificates of deposits        $  865,643   876,995   854,165   558,860   756,410    577,313    467,648     431,696    433,168
    Mortgagors' payments held
     in escrow                      $   16,791    18,207    15,359    14,959    17,150     19,671     12,738      10,201     10,834
    Other borrowed funds            $  421,160   412,677   429,736   347,959   404,293    341,811    317,183     327,999    261,515
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
      Total interest-bearing
          liabilities               $2,257,091 2,266,016 2,249,348 1,672,031 2,060,596  1,719,639  1,488,473   1,414,621  1,314,728

Interest-bearing deposits           $1,835,931 1,853,339 1,819,612 1,324,072 1,656,303  1,377,828  1,171,290   1,086,622  1,053,213
Noninterest-bearing deposits        $   83,742    87,450    78,712    46,799    69,434     48,980     35,504      33,005     31,921
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
    Total deposits                  $1,919,673 1,940,789 1,898,324 1,370,871 1,725,737  1,426,808  1,206,794   1,119,627  1,085,134

Short-term borrowings               $  101,207    92,535   109,975    92,401   103,940     93,565     80,915      91,060     41,048
Long-term borrowings                $  319,953   320,142   319,761   255,558   300,353    248,246    236,268     236,939    220,466
Stockholders' equity                $  250,558   251,919   249,181   232,949   240,630    233,024    227,192     230,809    245,099
Tangible equity (5)                 $  165,910   167,537   164,264   192,827   169,993    188,275    200,965     212,321    231,331
Common shares outstanding:
    Basic                               24,682    24,697    24,667    24,847    24,647     24,632     24,739      25,377     26,744
    Diluted                             24,917    24,982    24,788    24,858    24,662     24,643     24,753      25,377     26,744

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd.)
Exhibit 99.1(Cont'd.)


                                                  2001                                   2000                               1999
                                   ------------------------------ -----------------------------------------------------  ----------
                                      Year-to                       Year-to                                                Year-to
                                       Date     Second    First      Date    Fourth     Third      Second      First        Date
                                      June 30,  Quarter   Quarter   Dec. 31, Quarter    Quarter    Quarter     Quarter     Dec. 31,
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Interest income                        $89,714    44,627    45,087   137,040    41,835     35,410     30,836      28,959   107,814
Interest expense                       $51,879    25,537    26,342    76,862    24,441     19,936     16,727      15,759    57,060
                                        ------    ------   -------    ------    ------     ------    -------      ------   -------
Net interest income                    $37,835    19,090    18,745    60,178    17,394     15,474     14,109      13,200    50,754
Provision for credit losses            $ 1,900       860     1,040     2,258       743        544        554         417     2,466
                                        ------    ------   -------    ------    ------     ------    -------      ------   -------
Net interest income after provision    $35,935    18,230    17,705    57,920    16,651     14,930     13,555      12,783    48,288

Noninterest income:
    Bank service charges and fees      $ 4,647     2,419     2,228     7,257     2,154      1,941      1,678       1,484     4,816
    Lending and leasing income         $ 2,041       997     1,044     3,105       914        775        791         625     1,684
    Insurance services and fees        $ 9,487     4,700     4,787    16,685     4,110      4,244      4,349       3,982    15,723
    Bank-owned life insurance
     earnings                          $ 1,181       598       583     2,070       570        515        504         482     1,581
    Annuity and mutual fund
     commissions                       $   853       408       445     1,348       252        380        421         295     1,382
    Investment and security gains      $   948       428       520     1,829     1,011        247        315         258     1,901
    Investment and fiduciary services  $   756       358       398       965       445        406        114          --        --
    Other                              $   876       349       527       831       122        195        161         350       601
                                        ------    ------   -------    ------    ------     ------    -------      ------   -------
      Total noninterest income         $20,789    10,257    10,532    34,090     9,578      8,703      8,333       7,476    27,688

Noninterest expense:
    Salaries and benefits              $22,819    11,150    11,669    34,224     9,713      8,896      8,021       7,594    27,708
    Occupancy and equipment            $ 3,972     1,897     2,075     5,735     1,681      1,446      1,329       1,279     4,506
    Technology and communications      $ 3,755     1,765     1,990     5,733     1,794      1,459      1,271       1,209     4,481
    Marketing and advertising          $ 1,214       781       433     2,603       502        522        886         693     1,893
    Other                              $ 6,622     3,490     3,132    10,172     3,518      2,434      2,257       1,961     7,561
                                        ------    ------   -------    ------    ------     ------    -------      ------   -------
      Total noninterest expense        $38,382    19,083    19,299    58,467    17,208     14,757     13,764      12,736    46,149

Income before income taxes and
     goodwill amortization             $18,342     9,404     8,938    33,543     9,021      8,876      8,124       7,523    29,827
Income taxes                           $ 5,831     2,973     2,858    10,973     3,009      2,895      2,653       2,416     9,893
                                        ------    ------   -------    ------    ------     ------    -------      ------   -------
Net income before goodwill
     amortization                      $12,511     6,431     6,080    22,570     6,012      5,981      5,471       5,107    19,934
                                        ------    ------   -------    ------    ------     ------    -------      ------   -------
Goodwill amortization                  $ 2,836     1,418     1,418     3,051     1,127        864        609         451     1,494
                                        ------    ------   -------    ------    ------     ------    -------      ------   -------
Net income                             $ 9,675     5,013     4,662    19,519     4,884      5,117      4,862       4,656    18,440
                                        ------    ------   -------    ------    ------     ------    -------      ------   -------

------------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Net income per share:
Cash basis:
    Basic                             $ 0.51       0.26      0.25      0.91      0.25      0.24       0.22        0.20      0.75
    Diluted                           $ 0.50       0.26      0.25      0.91      0.25      0.24       0.22        0.20      0.75
GAAP basis:
    Basic                             $ 0.39       0.20      0.19      0.79      0.20      0.21       0.20        0.18      0.69
    Diluted                           $ 0.39       0.20      0.19      0.79      0.20      0.21       0.20        0.18      0.69
Cash dividends                        $ 0.17       0.09      0.08      0.28      0.08      0.07       0.07        0.06      0.14(2)
Dividend payout ratio                  43.59%     45.00%    42.11%    35.44%    40.00%    33.70%     35.62%      32.70%    20.30%(2)
Divedend yield (Annualized)             2.21%      2.32%     2.90%     2.59%     2.94%     3.01%      3.00%       2.48%     1.37%(2)
Book value                            $10.20      10.20     10.09      9.91      9.91      9.58       9.29        9.19      9.07
Tangible book value(5)                  6.82       6.82      6.65      6.47      6.47      7.78       8.16        8.48      8.54
Market price (NASDAQ: FNFG):
    High                              $15.99      15.99     12.00     11.06     11.06      9.75      10.16       10.38     11.13
    Low                               $10.75      10.75     10.75      8.25      8.75      8.50       9.00        8.25      9.00
    Close                             $15.53      15.53     11.19     10.81     10.81      9.25       9.38        9.75     10.25
Treasury shares repurchased               --         --        --     1,098         5        30        407         656     3,111



















------------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (4)
(Annualized)
------------------------------------------------------------------------------------------------------------------------------------
Cash basis:(5)
     Return on average assets            0.99%     1.00%     0.97%     1.16%     1.02%      1.19%      1.25%       1.21%     1.24%
     Return on average equity           15.21%    15.40%    15.01%    11.70%    14.07%     12.64%     10.95%       9.67%     8.62%
GAAP basis:
     Return on average assets            0.74%     0.76%     0.72%     0.98%     0.80%      1.00%      1.09%       1.09%     1.13%
     Return on average equity            7.79%     7.98%     7.59%     8.38%     8.07%      8.74%      8.61%       8.11%     7.52%
     Return on average tangible equity  11.76%    12.00%    11.51%    10.12%    11.43%     10.81%      9.73%       8.82%     7.97%
Yield on interest-earning assets         7.50%     7.42%     7.57%     7.42%     7.58%      7.48%      7.39%       7.19%     7.06%
Rate on interest-bearing liabilities     4.64%     4.52%     4.75%     4.60%     4.71%      4.60%      4.51%       4.47%     4.34%
                                        -----    ------   -------    ------    ------      -----    -------      ------   -------
Net interest rate spread                 2.86%     2.90%     2.82%     2.82%     2.87%      2.88%      2.88%       2.72%     2.72%

Net interest margin as a percentage of
    interest-earning assets              3.19%     3.18%     3.19%     3.26%     3.13%      3.24%      3.39%       3.28%     3.33%

As a percentage of average assets(5):
    Noninterest income(3)                1.66%     1.63%     1.68%     1.76%     1.68%      1.72%      1.90%       1.78%     1.69%
    Noninterest expense(5)               3.03%     2.98%     3.08%     3.00%     2.92%      2.94%      3.14%       3.02%     2.86%
                                        -----    ------   -------    ------    ------      -----    -------      ------   -------
    Net overhead                         1.37%     1.35%     1.40%     1.24%     1.24%      1.22%      1.24%       1.24%     1.17%
Efficiency ratio(5)(3)                  65.24%    64.57%    65.91%    61.80%    62.96%     61.13%     61.35%      61.53%    59.19%
Efficiency ratio (includes goodwill
     amortization)(3)                   70.06%    69.37%    70.76%    65.02%    67.08%     64.71%     64.07%      63.71%    61.11%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd.)
Exhibit 99.1(Cont'd.)


                                                  2001                                   2000                               1999
                                   ------------------------------ -----------------------------------------------------  ----------
                                       As of    Second    First      As of   Fourth     Third      Second      First        As of
                                      June 30,  Quarter   Quarter   Dec. 31, Quarter    Quarter    Quarter     Quarter     Dec. 31,
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
------------------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS
------------------------------------------------------------------------------------------------------------------------------------
Tier 1 capital                           10.10%    10.10%    10.09%     9.96%     9.96%     15.76%     19.50%      20.09%     22.40%
Total capital                            11.23%    11.23%    11.23%    11.13%    11.13%     16.98%     20.68%      21.33%     23.56%
Leverage capital                          6.50%     6.50%     6.35%     6.78%     6.78%      9.81%     11.99%      12.62%     13.51%
Equity to assets                          9.49%     9.49%     9.39%     9.32%     9.32%     11.56%     12.72%      12.93%     13.59%
Tangible equity to tangible assets        6.55%     6.55%     6.39%     6.28%     6.28%      9.60%     11.34%      12.05%     12.91%

------------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
    One-to four-family                 $ 3,738     3,738     3,519     3,543     3,543      2,536      1,209       1,325        974
    Home equity                        $   486       486       649       641       641         47         17          54        130
    Commercial real estate and
     multi-family                      $ 1,723     1,723     1,304       926       926        551        487         627        640
    Consumer                           $   270       270       413       515       515        164         42          70         33
    Commercial business                $   839       839       569       858       858        266        232         159        152
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
      Total non-performing loans       $ 7,056     7,056     6,454     6,483     6,483      3,564      1,987       2,235      1,929

Other non-performing assets            $   651       651       867       757       757        507        238         436      1,073
                                    ---------- --------- --------- --------- --------- ----------  ---------  ----------  ---------
Total non-performing assets            $ 7,707     7,707     7,321     7,240     7,240      4,071      2,225       2,671      3,002

Allowance for credit losses            $18,573    18,573    18,148    17,746    17,746     13,645     10,991      10,503      9,862
Net loan charge-offs                   $ 1,073       435       638       735       307        286         66          76        614
Total non-performing assets as a
    percentage of total assets            0.29%     0.29%     0.28%     0.28%     0.28%      0.20%      0.12%       0.15%      0.18%
Total non-performing loans to total
     loans                                0.38%     0.38%     0.35%     0.35%     0.35%      0.26%      0.18%       0.21%      0.19%
Net charge-offs to average loans          0.12%     0.09%     0.14%     0.06%     0.07%      0.08%      0.02%       0.03%      0.07%
Allowance for credit losses to total
     loans                                1.00%     1.00%     0.99%     0.96%     0.96%      0.99%      0.96%       0.97%      0.99%
Allowance for credit losses
    to non-performing loans             263.22%   263.22%   281.19%   273.73%   273.73%    382.85%    553.15%     469.93%    511.27%
------------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                              918       918       917       930       930        751        672         650        625
Number of bank offices                      36        36        36        36        36         25         22          22         18

----------
(1) Includes deferred loan fees and expenses, loan discounts, loan purchase accounting adjustments and loans-in-process.

(2) In order to coincide with the Company's Board of Director's review of quarterly results, the dividend declaration date for the third quarter of 1999 was scheduled during the fourth quarter of 1999. Correspondingly, the dividend declaration date for the fourth quarter of 1999 was scheduled during the first quarter of 2000. During 1999, three quarterly dividends were declared.

(3)  Excluding net gain/loss on sale of securities available for sale.

(4)  Averages presented are daily averages.

(5)  Excludes the impact of goodwill.